Exhibit 10.6

EXECUTION VERSION

CONSULTING AGREEMENT

THIS CORPORATE CONSULTING AGREEMENT, made as of the 19th day of August, 2022 (the “Effective Date”), is by and between ORGANICELL REGENERATIVE MEDICINE, INC., a Nevada corporation (the “Company”), with its offices at 4045 Sheridan Avenue, Suite 239, Miami, Beach, Florida 33140, and GREYT VENTURES LLC, a Delaware limited liability company (“Consultant”) with its offices at 21201 NE 38th Avenue, Aventura, Florida 33180.

RECITAL

WHEREAS, the Company wishes to retain Consultant to provide certain consulting services on a non-exclusive basis and Consultant desires to provide such corporate consulting services to the Company on a non-exclusive basis on and subject to the terms and conditions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto hereby agree as follows:

1. Consulting Services.

(a) During the term of this Agreement, Consultant is hereby retained by the Company on a non-exclusive basis to provide consulting services to the Company (the “Services”) including:

●	advising on strategic planning with respect to the development and expansion of the Company’s PPX business, including the establishment of strategic relationships in the marketing, processing and sales business segments; and

●	advising and otherwise assisting management in structuring and securing additional equity or debt financing; and

●	providing such other corporate advisory consulting services as management may reasonably request.

(b) Nothing hereunder shall require Consultant to devote a minimum number of hours per calendar month toward the performance of the Services. Unless otherwise agreed to by Consultant, the Services shall be performed by Consultant, in its sole discretion, at its principal place of business or other offices. Notwithstanding anything contained herein to the contrary, the Services hereunder may be performed by any employee of or consultant to Consultant.

2. Term. The term of this Agreement shall be for a period of three (3) years commencing on the Effective Date (the “Term”).

3. Compensation. In consideration for the performance of the Services, the Company hereby agrees to issue to Consultant ten-year warrants to purchase 150,000,000 shares of the Company’s common stock (the “Warrant Shares”) at an exercise price of $0.02 per Warrant Share, exercisable on a “cashless basis,” in the form of Exhibit A attached hereto (the “Warrants”).

4. Expenses. The Company also agrees to reimburse any pre-approved out-of-pocket expenses incurred by Consultant in connection with the rendering of the Services. Such expenses shall be reimbursed subject to the submission of reasonable substantiation therefor and in compliance with the Company’s policies for expense reimbursement as are in effect from time to time during the Term.

5. Representations and Warranties of the Parties.

(a) The Company hereby represents and warrants to Consultant that:

(i) This Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite corporate action; that the Company has the full right, power and capacity to execute, deliver and perform its obligations hereunder.

(ii) This Agreement, upon execution and delivery of the same by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms.

(b) Consultant represents and warrants to the Company as follows:

(i) Consultant is acquiring the Warrants and the Warrant Shares for its own account, for investment purposes only and not with a view to or for distributing or reselling the Warrants and the Warrant Shares or any part thereof or interest therein. Consultant has made its own investigation of the Company and is fully familiar with the Company, its business, condition (financial or otherwise) and prospects. Consultant acknowledges and understands that the Warrants and Warrant Shares are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) and may only be sold, pledged, or otherwise disposed of by Consultant without restriction pursuant to exemptions from the registration requirements of the Securities Act and applicable state securities laws.

(ii) This Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite corporate action; that Consultant has the full right, power and capacity to execute, deliver and perform its obligations hereunder.

(iii) This Agreement, upon execution and delivery of the same by Consultant, will represent the valid and binding obligation of Consultant enforceable in accordance with its terms.

(c) The respective representations and warranties of the Company and Consultant set forth herein shall survive the termination of this Agreement

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6. Confidentiality. Consultant agrees that all non-public information pertaining to the prior, current or contemplated business of the Company is valuable and confidential assets of the Company. Such information shall include, without limitation, information relating to customer lists, bidding procedures, intellectual property, patents, trademarks, trade secrets, financing techniques and sources and such financial statements of the Company as are not available to the public. Consultant, its officers, directors, employees, agents and shareholders shall hold all such information in trust and confidence for the Company and shall not use or disclose any such information for other than the Company’s business and shall be liable for damages incurred by the Company as a result of the use or disclosure of such information by Consultant, its officers, directors, employees, agents or shareholders for any purpose other than the Company’s business, except (a) where such information is publicly available or later becomes publicly available other than through a breach of the attached Agreement, or (b) where such information is subsequently lawfully obtained by Consultant from a third party or parties, or (iii) if such information is known to Consultant prior to the execution of the attached Agreement, or (iv) as may be required by law. The terms of this Paragraph shall survive the termination of the attached Agreement.

7. Independent Contractor. It is expressly understood and agreed that Consultant shall, at all times, act as an independent contractor with respect to the Company and not as an employee or agent of the Company, and nothing contained in the attached Agreement shall be construed to create a joint venture, partnership, association or other affiliation, or like relationship, between the parties. It is specifically agreed that the relationship is and shall remain that of independent parties to a contractual relationship and that Consultant shall have no right to bind the Company in any manner. In no event shall either party be liable for the debts or obligations of the other. Consultant shall have no claim against the Company for vacation pay, paid sick leave, retirement benefits, social security, worker’s compensation, health, disability, unemployment insurance benefits, or other employee benefits of any kind. Consultant understands and agrees that: (a) Consultant will not be treated as an employee of the Company for Federal tax purposes; (b) the Company will not withhold on Consultant’s behalf any sums for income tax, unemployment insurance, social security or any other withholding pursuant to any law or requirement of any governmental body, or make available any of the benefits afforded to employees of the Company; (c) all of such payments, withholdings or benefits, if any, are Consultant’s sole responsibility; and (d) Consultant will indemnify and hold harmless the Company from any and all loss or liability arising from its failure to make such payments, withholdings and benefits, if any. In the event the Internal Revenue Service or any other governmental agency should question or challenge Consultant’s independent contractor status, the parties hereby agree that both Consultant and the Company shall have the right to participate in any discussion or negotiation occurring with such agency or agencies, regardless of with whom or by whom such discussions or negotiations are initiated.

8. Amendment. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.

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9. Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by overnight courier, to the addresses herein above first mentioned or to such other address as either party hereto shall designate to the other for such purpose in the manner set forth in this Section 9. Notices shall be deemed given upon receipt.

10. Entire Agreement. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

11. Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

12. Construction and Enforcement. This Agreement shall be construed in accordance with the laws of the State of Florida, without application of the principles of conflicts of laws. If it becomes necessary for any party to institute legal action to interpret or enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys’ fees at all trial and appellate levels, expenses and costs. Exclusive jurisdiction for any action arising out of this Agreement shall be the Federal or state courts in Miami-Dade County, Florida.

13. Binding Nature. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns.

14. Counterparts. This Agreement may be executed in any number of counterparts, including facsimile, .PDF or other electronic signatures which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:

ORGANICELL REGERATIVE MEDICINE, INC.

By:	/s/ Matt Sinnreich
	Name:	Matt Sinnreich
	Title:	CEO

CONSULTANT:

GREYT VENTURES LLC

By:	/s/ Wendy Grey
	Name:	Wendy Grey
	Title:	Managing Member

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